UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) December 26, 2011

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Star Gold Corp.

(Name of Small Business issuer in its charter)

Nevada	000-52711	27-0348508
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification Number)

611 E. Sherman Ave.

Coeur d’Alene ID 83814

(Address of principal executive offices)

208- 755-5374

(Registrant’s telephone number)

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 26, 2011, Dave Segelov was appointed a member of the Board of Directors of the Company.

There are no family relationships between Mr. Segelov and any member of the Board of Directors or any other officer of the Company.  There have been no transactions since the beginning of the Company’s last fiscal year, or any proposed transaction, in which the Company was or is to be party and in which Mr. Segelov had or will have a direct or indirect material interest.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective December 26, 2011, the Company amended its Bylaws pertaining to the maximum number of Board members.  The bylaws now state that the Board of Directors may consist of a minimum of two directors and a maximum of nine at any given time.  No other provisions of the Bylaws were changed.

Star Gold Corp.

/s/ Kelly Stopher

Kelly Stopher

Chief Financial Officer

December 29, 2011